                                                                   EXHIBIT 23(B)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report and to all references to our Firm included in this registration statement.

                                                 /s/ ARTHUR ANDERSEN LLP
                                                    ARTHUR ANDERSEN LLP

Houston, Texas
July 2, 1998